Exhibit 99.1

News Release

STREAMLINE HEALTH ANNOUNCES WYCHE T. (TEE) GREEN, III, AS INTERIM PRESIDENT AND CHIEF EXECUTIVE OFFICER TO FOCUS ON REVENUE GROWTH

Company to Initiate Search for New President and CEO

Atlanta, GA —  July 29, 2019 — Streamline Health Solutions, Inc. (NASDAQ: STRM), provider of integrated solutions, technology-enabled services and analytics supporting revenue cycle optimization for healthcare enterprises, today announced that Wyche T. (“Tee”) Green, III will serve as Interim President and Chief Executive Officer, replacing David W. Sides, who has taken a position with another company, effective immediately.

Mr. Green is currently Chairman of the Board of Directors of Streamline Health and will continue in that capacity as the Board and executive leadership team focus on continuing its revenue growth campaign primarily through eValuator ™ its cloud-based, automated pre-bill coding analysis platform.  The Company will launch a robust search to identify a permanent President and Chief Executive Officer with a proven track record of generating meaningful, on-going revenue growth.

Streamline Health is leading an industry movement to improve healthcare providers’ financial performance by moving mid-to-late revenue cycle interventions upstream, optimizing coding accuracy for every patient encounter prior to bill submission.  By improving coding accuracy before billing, providers can reduce lost revenue, mitigate overbill risk, and reduce denials and days in A/R.

Speaking on behalf of the Board, Mr. Green stated, “We appreciate David’s service to Streamline Health and our valued clients as President and Chief Executive Officer for the last four years. We are intensifying our focus on a sales and marketing strategy to grow revenue while delivering an exceptional customer experience.  We believe that hiring a new President and Chief Executive Officer with demonstrated expertise in accelerating sales reinforces the Company’s investment this year in a new sales leader and advisory board members.”

Mr. Green is the former Chief Executive Officer and Executive Chairman, as well as Co-Founder, of Greenway Health, LLC, an electronic health record and practice management company. Mr. Green has deep expertise in building a high performing, customer-centric corporate culture and energizing sales, marketing and business development activities. Mr. Green currently serves as the Chairman and Chief Executive Officer of 121G, LLC, a Georgia-based private investment company that he founded in 2013.

About Streamline Health

Streamline Health Solutions, Inc. (NASDAQ: STRM) is a healthcare industry leader in capturing, aggregating, and translating enterprise data into knowledge — producing actionable insights that support revenue cycle optimization for healthcare enterprises.   We deliver integrated solutions, technology-enabled services and analytics that empower providers to drive revenue integrity in a value-based world. We share a common calling and commitment to advance the quality of life and the quality of healthcare — for society, our clients, the communities they serve, and the individual patient. For more information, please visit our website at www.streamlinehealth.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s strategic initiatives, executive search and growth strategy.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other filings with the SEC for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:

Randy Salisbury

SVP, Chief Marketing Officer

(404) 229-4242

randy.salisbury@streamlinehealth.net